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                                                                     EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-64407 of Philip Services Corp. on Form S-8 of our report dated June 28, 1999 appearing in this Annual Report on Form 11-K of the Philip Services Corp. 401(k) Plan for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP
Houston, Texas


June 28, 1999